UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2014

Commission file number 000-51384

INTERMETRO COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0476779
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of principal executive offices)  (zip code)

(805) 433-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On October 14, 2014, InterMetro Communications Inc. (the “Company”) dismissed Gumbiner Savett, Inc. (“GS”) as the independent auditor of the Company.

The reports of GS on the Company's consolidated financial statements as of and for the years ended December 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Independent Auditor’s Report for such periods contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.  As indicated in Note 1 to such financial statements, the Company’s ability to continue as a going concern will require additional financings if its ability to generate cash from operations does not fund required payments on its debt obligations.  Additionally, the Company has other significant matters such as vendor disputes and lawsuits that could have material adverse consequences to the Company, including possible cessation of operations.

During the years ended December 31, 2012 and 2013, and through October 14, 2014, there were no (a) disagreements with GS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GS's satisfaction, would have caused GS to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided GS with a copy of the disclosures it is making in this Report and requested from GS a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the statements set forth above in this Item 4.01. A copy of GS's letter is attached as Exhibit 16.1.

The dismissal of GS was made after approval of the Company’s audit committee. The Company and its audit committee has commenced a competitive process to determine what audit firm will serve as the Company's independent registered public accounting firm for the year ended December 31, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit:

16.1 Letter of Gumbiner Savett, Inc., dated October 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: October 15, 2014	By:	/s/ Charles Rice
Charles Rice
Chief Executive Officer